WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The     undersigned, Michael O. Maffie, the Chief Executive Officer of Southwest Gas Corporation (the "Company"), pursuant to 18 U.S.C.§1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended June 30, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003

/s/ Michael O. Maffie —————————————— Michael O. Maffie Chief Executive Officer

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, George C. Biehl, the Executive Vice President, Chief Financial Officer and Corporate Secretary of Southwest Gas Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended June 30, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003

/s/ George C. Biehl —————————————— George C. Biehl Executive Vice President, Chief Financial Officer and Corporate Secretary